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                                                                    EXHIBIT 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of CytRx Corporation of our report dated March 9, 1999, included in the 1998 Annual Report to Shareholders of CytRx Corporation.

Our audits also included the financial statement schedule of CytRx Corporation listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, as of the date of our report referred to in the preceding paragraph, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We also consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 33-48706 and 333-31717 pertaining to the CytRx Corporation 401(k) Profit Sharing Plan, No. 33-93816 pertaining to the CytRx Corporation 1994 Stock Option Plan, and No. 33-93818 pertaining to the CytRx Corporation 1995 Stock Option Plan, and on Form S-3 Nos. 33-93820, 333-39607, 333-44043 and 333-48837 and the related Prospectuses, of our report dated March 9, 1999, with respect to the consolidated financial statements incorporated herein by reference, and our report included in the preceding paragraph with respect to the financial statement schedule included in this Annual Report (Form 10-K) of CytRx Corporation.


                                                           /s/ ERNST & YOUNG LLP


Atlanta, Georgia
March 26, 1999